UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 12, 2025
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Planet Fitness, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.
Securitization Transaction
On December 15, 2025 (the “Closing Date”), Planet Fitness Master Issuer LLC, a limited-purpose, bankruptcy remote, indirect subsidiary of the Company (the “Master Issuer”), completed its previously announced refinancing transaction, pursuant to which it issued $400 million in aggregate principal amount of Series 2025-1 5.274% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) and $350 million in aggregate principal amount of Series 2025-1 5.649% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and together with the Class A-2-I Notes, the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into the previously announced revolving financing facility that allows for the issuance of up to $75 million in Series 2025-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), and certain letters of credit, all of which are currently undrawn. The Variable Funding Notes are in addition to the Master Issuer’s existing revolving financing facility. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Notes were issued in a securitization transaction pursuant to which substantially all of the Company’s revenue-generating assets in the United States are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly-owned direct and indirect subsidiaries of the Master Issuer that act as Guarantors of the Notes and that have pledged substantially all of their assets to secure the Notes.
The Notes were issued under an Amended and Restated Base Indenture dated as of February 10, 2022 (the “A&R Base Indenture”), a copy of which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on February 10, 2022, as amended by the Supplement No. 1 to A&R Base Indenture dated as of June 12, 2024 (the “Supplement No. 1”), a copy of which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on June 12, 2024, and as further amended by the Supplement No. 2 to A&R Base Indenture dated as of the Closing Date (the “Supplement No. 2”), a copy of which is attached to this Form 8-K as Exhibit 4.1, and the related Series 2025-1 Supplement, dated as of the Closing Date (the “Series 2025-1 Supplement” and collectively with the A&R Base Indenture, the Supplement No. 1 and the Supplement No. 2, the “Indenture”) and a copy of the Series 2025-1 Supplement, which is attached to this Form 8-K as Exhibit 4.2, each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Indenture allows the Master Issuer to issue additional series of notes in the future subject to certain conditions.
Class A-2 Notes
While the Class A-2 Notes are outstanding, payments of principal and interest are required to be made on the Class A-2 Notes on a quarterly basis. The quarterly payments of principal on the Class A-2 Notes may be suspended in the event that the leverage ratio for the Company and its subsidiaries, including the securitization entities, is, in each case, less than or equal to 5.50x.
The legal final maturity date of the Class A-2 Notes is in December of 2055, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2-I Notes will be repaid in December of 2030 and the Class A-2-II Notes will be repaid in December of 2032. If the Master Issuer has not repaid or refinanced a tranche of Class A-2 Notes prior to its anticipated repayment date, additional interest will accrue on such tranche of Class A-2 Notes equal to the greater of (i) 5.00% per annum and (ii) a rate equal to the excess, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date for such tranche of the United States treasury Security having a term closest to ten (10) years plus (y) 5.00%, plus (z) (1) with respect to the Series 2025-1 Class A-2-I Notes, 1.60% and (2) with respect to the Series 2025-1 Class A-2-II Notes, 1.80%, exceeds (b) the original interest rate.
The Notes are secured by the collateral described below under “Guarantees and Collateral.”
Variable Funding Notes
The Variable Funding Notes will allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement dated as of the Closing Date (the “Variable Funding Note Purchase Agreement”) among the Master Issuer, the Guarantors, the Manager, certain conduit investors, financial institutions and funding agents, and Morgan Stanley Bank, N.A., as provider of letters of credit and Morgan Stanley Asset Funding, Inc., as administrative agent. The Variable Funding Notes will be governed in part by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Indenture. Interest on the Variable Funding Notes will generally be payable at per annum rates equal to (i) one, three or six month term SOFR plus 185 basis points or (ii) with respect to advances made by conduit investors, the lenders’ commercial paper funding rate plus 185 basis points. There is a commitment fee on the unused portion of the Variable Funding Notes facility, equal to 50 basis points. It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to December 2030, subject to two additional one-year extensions at the option of the Manager (subject to certain conditions). Following the anticipated repayment date (as may be extended), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum. The

Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by substantially all of the assets of the Master Issuer and the Guarantors.
Guarantees and Collateral
Pursuant to the Guarantee and Collateral Agreement dated as of the August 1, 2018 (the “Guarantee and Collateral Agreement”), previously filed on Form 8-K on August 1, 2018, among Planet Fitness SPV Guarantor LLC, Planet Fitness Franchising LLC, Planet Fitness Assetco LLC and Planet Fitness Distribution LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and have secured the guarantee by granting a security interest in substantially all of their assets.
The Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”). The assets of the Securitized Entities (the “Securitized Assets”) include substantially all of the Company’s revenue-generating assets in the United States, which principally consist of franchise-related agreements, certain corporate-owned store assets, equipment supply agreements and intellectual property and license agreements for the use of intellectual property. The pledge and collateral arrangements for the Master Issuer are included in the A&R Base Indenture.
The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.
Management of the Securitized Assets
None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated as of August 1, 2018 (as amended on February 10, 2022, as further amended on June 12, 2024 and as further amended on the Closing Date as set forth below, the “Management Agreement”), among the Securitization Entities, Planet Fitness Holdings, LLC, as manager, and Citibank, N.A. as trustee. The Management Agreement was amended by the Amendment No. 3 to the Management Agreement dated as of the Closing Date, a copy of which is attached to this Form 8-K as Exhibit 10.1.
Planet Fitness Holdings, LLC acts as the manager with respect to the Securitized Assets. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property, operation of corporate-owned stores and other operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager is entitled to the payment of a regular management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement.
The manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents, for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.
Covenants and Restrictions
The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, the sum of system-wide sales being below certain levels on certain measurement dates, certain manager termination events (including in certain cases a change of control of Planet Fitness Holdings, LLC), an event of default and the failure to repay or refinance the Notes on the applicable anticipated repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.
Use of Proceeds
A portion of the net proceeds of the offering has been or will be used to repay in full the Series 2022-1 Class A-2-I Notes, which as of September 30, 2025, had a principal balance of approximately $410 million, to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility and for general corporate purposes, which may include funding share repurchases by the Company.
The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Supplement No. 2 to A&R Base Indenture, dated the Closing Date, a copy of which is attached hereto as Exhibit 4.1, the Series 2025-1 Supplement, dated the Closing Date, a copy of which is attached hereto as Exhibit 4.2, the Supplement No. 1 to A&R Base Indenture, dated June 12, 2024, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on June 12, 2024, the A&R Base Indenture dated February 10, 2022, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on February 10, 2022, the Guarantee and Collateral Agreement dated August 1, 2018, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 1, 2018, the Management Agreement dated August 1, 2018, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 1, 2018, the Amendment No. 1 to the Management Agreement dated February 10, 2022, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 10, 2022, the Amendment No. 2 to the Management Agreement dated June 12, 2024, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 12, 2024, the Amendment No. 3 to the Management Agreement dated the Closing Date, a copy of which is attached hereto as Exhibit 10.1, and the Variable Funding Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2, and each of which are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.
Accelerated Share Repurchase
On December 12, 2025, the Company entered into a $350 million accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (the “Bank”). The Company will acquire shares under the ASR Agreement as part of its $500 million share repurchase authorization (the “Share Repurchase Authorization”). As of December 15, 2025, before giving effect to the ASR Agreement, approximately $350 million remained available for share repurchases pursuant to the Share Repurchase Authorization.
Pursuant to the terms of the ASR Agreement, on December 16, 2025, the Company will pay the Bank $350 million in cash and will initially receive approximately 2.5 million shares of the Company’s Class A common stock. At final settlement, the Bank may be required to deliver additional shares to the Company, or, under certain circumstances, the Company may be required to deliver shares of its Class A common stock or may elect to make a cash payment to the Bank, based generally on the average of the daily volume-weighted average prices of the Company’s Class A common stock during the term of the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated early by the Bank and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed during the first quarter of 2026, although the settlement may be accelerated at the Bank’s option.
The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.3 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events.
On December 15, 2025, the Company issued a press release announcing the completion of its securitization transaction. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
In addition, on December 15, 2025, the Company issued a press release announcing its entry into an accelerated share repurchase program (the “ASR”) and that its Board of Directors approved an increase to its share repurchase authorization to a total of $500 million (after giving effect to the ASR). A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Supplement No. 2 to A&R Base Indenture, dated December 15, 2025, between Planet Fitness Master Issuer LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.
4.2	Series 2025-1 Supplement, dated December 15, 2025, between Planet Fitness Master Issuer LLC, as Master Issuer, and Citibank, N.A., as Trustee and Series 2025-1 Securities Intermediary.
10.1
Amendment No. 3 to Management Agreement, dated December 15, 2025, among Planet Fitness Master Issuer LLC, Planet Fitness SPV Guarantor LLC, certain subsidiaries of Planet Fitness Master Issuer LLC party thereto, Planet Fitness Holdings, LLC, as Manager, and Citibank, N.A., as Trustee.

10.2
Class A-1 Note Purchase Agreement dated December 15, 2025, among Planet Fitness Master Issuer LLC, as Master Issuer, Planet Fitness SPV Guarantor LLC, Planet Fitness Franchising LLC, Planet Fitness Assetco LLC and Planet Fitness Distribution LLC, each as Guarantor, Planet Fitness Holdings, LLC, as manager, certain conduit investors and financial institutions and funding agents, Morgan Stanley Bank, N.A., as provider of letters of credit and committed note purchaser, and Morgan Stanley Asset Funding, Inc., as administrative agent.

10.3	Fixed Dollar Accelerated Share Repurchase Transaction Confirmation, between Planet Fitness, Inc. and Citibank, N.A. dated December 12, 2025.
99.1	Planet Fitness, Inc. Announces Completion of Refinancing Transaction, dated December 15, 2025.
99.2	Planet Fitness, Inc. Announces $350 Million Accelerated Share Repurchase Program, dated December 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Jay Stasz
Name: Title:	Jay Stasz Chief Financial Officer
Dated: December 15, 2025